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                                                                   Exhibit 10.13

                           NATIONAL DENTEX CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Plan is effective as of the 4th day of April 1995, and is established by National Dentex Corporation, organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Company"), and is binding upon the Company and those persons who are eligible to become participants hereunder and have elected to do so by executing a Participation Agreement (hereinafter referred to as "Participant" and collectively as the "Participants").

     WITNESSETH THAT:

     WHEREAS, the Participants are employed by the Company; and

     WHEREAS, the Participants have performed their duties in a capable and efficient manner, resulting in growth and progress of the Company; and

     WHEREAS, the experience of each Participant is such that assurance of his continued service is desirous to further growth of the Company; and

     WHEREAS, the parties hereto desire to arrange compensation in a different manner to more effectively provide for each Participant's retirement or death.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby establishes the National Dentex Corporation Supplemental Employee Retirement Plan as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 "BENEFICIARY" shall mean any person, corporation, trust or other combination of these, last designated in writing by a Participant to receive benefits provided under this Plan. Such designation shall be filed with the Company and shall be revocable at any time through written instruments similarly filed without consent of any "Beneficiary". In the absence of any designation, the benefits payable hereunder shall be delivered by the Company to the Executor(s) or Administrator(s) of the Participant's estate.

1.2 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

1.3 "CLERK" shall mean the Clerk of the Company.

1.4 "COMMITTEE" shall mean the Executive Compensation Committee of the Board of Directors.

1.5 "COMPANY" shall mean National Dentex Corporation.

1.6 "PARTICIPANT" shall mean any person designated by the Committee who elects to participate in the Plan through execution of the Participation Agreement.


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1.7 "PARTICIPATION AGREEMENT" shall mean the form of written agreement, attached hereto as Schedule A, which is entered into by and between the Company and a Participant as a condition to participation in the Plan.

1.8 "RETIREMENT", "RETIRE", AND "RETIREMENT DATE" shall mean the date on which a Participant attains the age sixty-five (65) or such later date as may be acceptable to the Company.

1.9 "SERVICE" shall mean work performed by the Participant for the Company.

1.10 "CONSTRUCTION" The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary.

1.11 "AFTER TAX COST" shall mean the actual costs less an amount equal to the combined federal and state income tax savings relating to the deduction of said costs for federal and state tax purposes in the years such costs are incurred.

1.12 "POLICY" shall mean any policy of insurance purchased by the Company to provide benefits with respect to a Participant under the Plan.

1.13 "PRE-RETIREMENT" shall mean the voluntary or involuntary termination of service by a Participant prior to his Retirement Date.

1.14 "AGREEMENT" OR "PLAN" shall mean and include this Supplemental Executive Retirement Plan and attached Schedules A and B.

1.15 "CASH VALUE" shall mean the cash surrender value of the Policy acquired by the Company on a Participant's life, after reduction of all Policy loans used to pay premiums and the After Tax Cost of interest, as provided herein.

1.16 "GROSSED-UP CASH VALUE" means the Cash Value of the policy acquired by the Company on a Participant's life divided by an amount equal to one minus the Company's marginal tax rate.

1.17 "TERMINATION BENEFIT" shall mean the benefit a Participant receives, as provided in Article III, Section 2.

                                   ARTICLE II
                       RETIREMENT/PRE-RETIREMENT BENEFITS

(1) The Company agrees that each Participant may terminate his Service because of Retirement upon the first day of the month following his 65th birthday, or such later date as may be acceptable to the Company.

(2) Upon the date of a Participant's Retirement, such Participant shall elect to:

          (i)  Retire and immediately receive benefits due; or

          (ii) Continue his employment and defer benefits which will accrue interest at the actual interest rate credited by the insurer.


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     Upon electing to receive benefits, the Participant shall receive 120 equal monthly installments in an aggregate amount equal to the Grossed-Up Cash Value of the Policy as of the date of Retirement, plus the projected Grossed-Up Cash Value increase over the next nine consecutive Policy Years after the date of Retirement, or at his election a lump sum amount equal to the Grossed-Up Cash Value of the Policy as of the date of Retirement, payable within 30 days of the Retirement Date.

(3) In the event a Participant shall cease rendering Service to the Company prior to his date of Retirement, the Company shall stop paying annual premiums on the Policy and the Retirement Benefit paid the Participant at Retirement Date shall be 120 equal monthly installments, in an aggregate equal to the Grossed-Up Cash Value of the Policy as of the date of Retirement, plus the projected Grossed-Up Cash Value increase over the next nine consecutive Policy Years after the date of Retirement, or at his election a lump sum amount equal to the Grossed-Up Cash Value of the Policy as of the date of Retirement, payable within 30 days of Retirement Date.

(4) In the event a Participant should die prior to Retirement then:

          (a) Survivor Income Benefit Election. If the Participant elects the survivor income benefit on the Participation Agreement and dies prior to termination of his Service to the Company or his Retirement, the Company will pay to the Participant's Beneficiary a sum equal to the Pre-Retirement amount set forth on Schedule B, such amount to be payable in 120 monthly equal installments to commence as soon as practicable following the Participant's death.

          (b) Lump Sum Insurance Benefit Election. If the Participant elects the lump sum benefit on the Participation Agreement and dies prior to termination of his Service to the Company or Retirement, the Company shall promptly take any action necessary to cause the death benefit provided under the Policy of life insurance purchased by the Company hereunder on that Participant's life to be paid. The amount of death benefit so payable to the Beneficiary shall be the amount provided in Schedule B as a Pre-Retirement insurance death benefit. Any additional benefit paid under the Policy shall be retained by the Company.

(5) Notwithstanding anything herein to the contrary the Participant shall be entitled to the full amount which he would have been entitled to receive hereunder if he were rendering Service to the Company on the Retirement Date, as set forth in Section (2) of this Article II (or his Beneficiary shall be entitled to the full amount set forth in Section (5) of this Article II as a Survivor Income Benefit or as a Lump Sum Insurance Benefit in the event of the death of a Participant prior to the Retirement Date) at such time as the Company, its business or substantially all of its assets is sold, or acquired by merger, consolidation or otherwise.

(6) Estimated Retirement Benefits and the Policy and Pre-Retirement death benefits are set forth in Schedule B attached.

(7) Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examination as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

(8) For purposes of this Plan, a Participant or his Beneficiary shall have an absolute right as an unsecured general creditor of the Company to payment of all amounts and benefits including but not limited to Pre-Retirement Benefits.

                                   ARTICLE III


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                                 RETIREMENT DATE

The Company agrees that the Participant may terminate his Service because of Retirement upon the earlier of (i) the first day of the month following his 65th birthday, or (ii) upon such later date as may be acceptable to the Company.

                                   ARTICLE IV
                            DEATH PRIOR TO RETIREMENT

If the Participant dies prior to termination of his Service to the Company or his Retirement Date, the Company will pay to his Beneficiary the amount provided in Section (4) of Article II.

                                    ARTICLE V
                             DEATH AFTER RETIREMENT

Upon the death of the Participant after Retirement, the Company will pay to the Participant's Beneficiary a sum equal to the balance of that amount which would have been payable after Retirement, under the terms of Article II, Section (2).

                                   ARTICLE VI
                                   DISABILITY

If the Participant becomes disabled prior to Retirement, on the basis of any standard established by the Board of Directors, and prior to termination of his Service, the Company shall incur no obligation to commence benefit payments immediately. In such event, the Company's obligation to pay benefits hereunder will begin at Participant's reaching age 65. In the event of death of a disabled Participant after commencement of retirement payments, the provisions of Article V will apply. Notwithstanding the foregoing, in the event a disabled Participant dies prior to Retirement, then the provisions of Article IV shall apply as though at the time he died he was serving as a Participant who died prior to Retirement.

                                   ARTICLE VII
                  NO GUARANTEE OF AMOUNT OF RETIREMENT BENEFITS

The Company does not guarantee the payment of the amount of projected retirement benefits reflected on Schedule B, but does agree to pay an amount equal to the Grossed-Up Cash Value as of the date of Retirement, or, in the event the Participant elects 120 monthly payments under Article II, Section (2), the projected Grossed-Up Cash Value increase over the next nine consecutive Policy Years after the date of Retirement.

                                  ARTICLE VIII


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                             TERMINATION OF SERVICES

If the Company terminates the Service of the Participant, or if the Participant terminates his Service prior to ten (10) years from the date hereof, any Company obligation to the Participant shall cease. If the Company terminates the Service of the Participant, or if the Participant terminates his Service after ten (10) years from the date hereof, the Company shall pay the Participant or his Beneficiary the termination benefits set forth in Section (4) of Article II.

                                   ARTICLE IX
                                   ASSIGNMENT

It is agreed that neither the Participant nor his Spouse nor any Beneficiary shall have any right to convey, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and rights thereto are expressly declared to be nonassignable and nontransferable.

                                    ARTICLE X
                              RETENTION OF SERVICES

The benefits payable under this Agreement shall be independent of, and in addition to, any other arrangement that may exist from time to time between the parties hereto, or any other compensation payable by the Company to the Participant. This Agreement shall not be deemed to constitute an employment contract between the parties hereto, nor shall any provision hereof restrict the right of the Company to terminate the Service of the Participant, or restrict the right of the Participant to terminate his Service to the Company.

                                   ARTICLE XI
                              RIGHTS OF PARTICIPANT

The rights of the Participant under this Agreement and of any Beneficiary of the Participant shall be solely those of an unsecured creditor of the Company. Any Policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiary or to be a security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company.

                                   ARTICLE XII
                        OWNERSHIP OF INSURANCE CONTRACTS

The Company shall be the sole owner of any insurance contract or contracts acquired on the life of a Participant, with incidents of ownership therein, including, but not limited to, the right to cash and loan values, dividends, if any, death benefits, and the right to termination thereof. The Participant shall have the right to name on the Participation Agreement a Beneficiary for the amount of the Pre-Retirement Death Benefit described herein.

                                  ARTICLE XIII


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                                 REORGANIZATION

The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by another organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth and as amended from time to time. The Company further agrees that it will not cease business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfilling of its obligations hereunder.

                                   ARTICLE XIV
                                   AMENDMENTS

This Plan may be revoked or be amended in whole or in part by a written agreement signed by the Company and Participants.

                                   ARTICLE XV
                                 APPLICABLE LAW

This Plan shall be construed and governed in all respects under and by the laws of the Commonwealth of Massachusetts.

                                   ARTICLE XVI
                                    HEADINGS

Headings and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Plan.

                                  ARTICLE XVII
                                  COUNTERPARTS

This Plan may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                  ARTICLE XVIII
                                CLAIMS PROCEDURE

Claims made under this plan shall be submitted to the Committee, which shall establish such claims procedures as may be required by ERISA, to the extent applicable, and other applicable laws. In the event of a dispute, the Company and Participant shall submit the matter to binding arbitration to be conducted under the rules of the American Arbitration Association in Boston, Massachusetts. Each party shall have the right to designate an arbitrator and the two arbitrators son designated shall select a third arbitrator.

                                   ARTICLE XIX


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                                 BINDING EFFECT

The provisions of this Plan shall be binding upon the parties. If any provisions herein are deemed invalid or unenforceable, the remaining provisions shall remain in full force and effect.

                                   ARTICLE XX
                                 EFFECTIVE DATE

The effective date of this Plan shall be April 4, 1995.

IN WITNESS WHEREOF, the said Company has caused this Plan to be signed in its corporate name by its duly authorized officers.

                                        NATIONAL DENTEX CORPORATION


                                        By: /s/ WILLIAM M. MULLAHY
                                            ------------------------------------
                                            William M. Mullahy
                                            President & Chief Executive Officer


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